SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                       ___________________

                            FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                      HAMILTON BANCORP INC.

     (Exact Name of Registrant as Specified in its Charter)


                 Florida                     65-0149935
   ___________________________________    _________________
         (State of Incorporation          (I.R.S. Employer
            or Organization)             Identification No.)



          3750 N.W. 87th Avenue
             Miami, Florida                     33178
   ___________________________________    _________________
(Address of Principal Executive Offices)     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.    [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class     Name of Each Exchange on Which
 to be so Registered       Each Class is to be Registered

        None                          None

Securities to be registered pursuant to Section 12(g) of the Act:

             Common Stock, par value $.01 per share
                        (Title of Class)


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to the discussion of the Registrant's Common Stock in the section entitled "Description of Securities" contained in the Registrant's Registration Statement on Form S-1 (File No. 333-20435) filed with the Securities and Exchange Commission on January 27, 1997, which disclosures are incorporated by reference herein.

ITEM 2.   EXHIBITS.

          3.1  Amended and Restated Articles of Incorporation*

          3.2  Bylaws, as amended*

          4.1  Form of Common Stock Certificate

_______________________

* Incorporated by reference to the Exhibit of the same number included with the Registrant's Registration Statement on Form S-1 (No. 333-20435).

































                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


February 24, 1997                 HAMILTON BANCORP, INC.



                                   By:/s/Eduardo A. Masferrer
                                       Eduardo A. Masferrer,
                                       Chairman of the Board,
                                       President and Chief
                                       Executive Officer